Exhibit 1.1

Hexagon ABS Corp.

FORM OF UNDERWRITING AGREEMENT

                    , 2005

HSBC Securities (USA), Inc.

[Name(s) of Co-Representative(s)]

as Representative(s) of the several Underwriters

[c/o HSBC Securities (USA), Inc.]

452 Fifth Avenue, Tower 10

New York, New York 10018

Ladies and Gentlemen:

Hexagon ABS Corp. (the “Depositor”), a Delaware corporation, proposes to form a trust (the “Trust”), which will issue and sell a series (a “Series”) of its Trust Certificates registered under the registration statement referred to below (the “Certificates”). The assets of the Trust (the “Deposited Assets”) will consist of [(i)] $[            ] aggregate principal amount of [        ]% [        ] (the “Underlying Securities”) issued by [            ] [and (ii) the rights of the Trust under that certain ISDA Master Agreement dated as of [            ], between the Trustee and [            ], together with the Schedule thereto and the Confirmation thereunder (the “Swap Agreement”)]. The Certificates will evidence a proportionate undivided beneficial ownership interest in certain distributions of the Trust. The Certificates will be issued by the Trust, pursuant to a Standard Terms for Trust Agreements, dated as of [            ], 200[] between the Depositor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Series Supplement, dated as of [            ], 200[] (the “Series Supplement” and, together with the Standard Terms, the “Trust Agreement”). HSBC Securities (USA) Inc. (“HSBC Securities”), as representative for the underwriters of the Certificates named in Schedule A hereto (each an “Underwriter” and collectively, the “Underwriters”) pursuant to this agreement (the “Underwriting Agreement” or this “Agreement”) is purchasing the Certificates on behalf of such Underwriters as set forth next to their respective names at the prices set forth on Schedule A hereto, except that the amount purchased by each Underwriter may change in accordance with Section 10 of this Underwriting Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement. This Underwriting Agreement, [the Swap Agreement] and the Trust Agreement are referred to together herein as the “Operative Agreements”.

The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-122613), [and pre-effective amendment(s) no(s) ●,] including the related prospectus or prospectuses, covering the registration of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”) and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act. Such registration statement has been declared effective by the Commission and the Depositor has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Depositor will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act. Such registration statement, including exhibits thereto and any information incorporated therein by reference, as amended to the date of this Agreement, is hereinafter called the “Registration Statement,” and such prospectus, in the form in which it was last filed with the Commission, as supplemented by a prospectus supplement relating to the Certificates to be filed pursuant to Rule 424 under the Act (such prospectus supplement in the form first filed after the date hereof pursuant to Rule 424 hereinafter called the “Prospectus Supplement”), and any information incorporated therein by reference, is hereinafter collectively referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Depositor. The Depositor represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Depositor meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each of the prospectus and the prospectus supplement as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus and any supplement thereto delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Each such prospectus, on the date such prospectus was first used, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any supplement made in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through HSBC Securities expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(ii) Description of the Certificates and Trust Agreement. The Trust Agreement and the Certificates will conform to the description thereof contained in the Prospectus and, when validly executed, authenticated, issued and delivered in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(iii) Good Standing of the Depositor. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all power and authority necessary to own or hold its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements.

(iv) Validity of the Certificates. The Trust Agreement with respect to the Certificates, when executed and delivered as contemplated hereby and thereby and assuming the due authorization, execution and the delivery thereof by the other parties thereto, will have been, duly authorized, executed and delivered by the Depositor and will constitute a valid and binding instrument enforceable against the Depositor in accordance with its terms, subject as to enforceability to (A) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) with respect to rights of indemnity under the Trust Agreement, limitations of public policy under applicable securities laws.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

(vi) Absence of Defaults and Conflicts. Neither the issuance or sale of the Certificates nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with or violate any term or provision of the certificate of incorporation of the Depositor or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor, and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound.

(vii) Absence of Liens. At the time of execution and delivery of the Trust Agreement, the Depositor will: (A) be the sole beneficial owner of the Underlying Securities being transferred to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) other than the Call Warrants; (B) not have assigned to any Person any of its right or title in the Underlying Securities (other than pursuant to the Call Warrants), in the Trust Agreement or in the Certificates being issued; and (C) have the power and authority to sell its interest in the Underlying Securities (subject to the Call Warrants) to the Trust and to sell the Certificates to the Underwriters. Upon execution and delivery of the Trust Agreement by the Trustee, the Trust will have acquired beneficial ownership of all of the Depositor’s right, title and interest in and to the Underlying Securities. Upon delivery to the Underwriters of the Certificates, the Underwriters will have good title to the Certificates, free and clear of any Liens.

(viii) Description of Underlying Securities. As of the Closing Date, the Underlying Securities, subject to the Call Warrants, included in the related Trust will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

(ix) Investment Company Act. Neither the Depositor nor the Trust created by the Trust Agreement is an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations of the Commission thereunder.

(x) Taxes. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Operative Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

(xi) Bring-down of Representations and Warranties. At the Closing Date, each of the representations and warranties of the Depositor set forth in the Trust Agreement will be true and correct in all material respects.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Certificates. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, at the price set forth in Schedule B, the aggregate principal amount of the Certificates set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of the Certificates which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of the Certificates shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP or at such other place as shall be agreed upon by the Representative(s) and the Depositor, at 9:00 A.M. (Eastern standard time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Depositor (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Depositor by wire transfer of immediately available funds to a bank account designated by the Depositor, against delivery to the Representative(s) for the respective accounts of the Underwriters of the Certificates to be purchased by them. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Certificates which it has agreed to purchase. HSBC Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Certificates to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The Certificates will be made available for examination by the Underwriters no later than 2:00 P.M. New York City time on the first business day prior to the Closing Time.

(c) Denominations; Registration. The Certificates shall be in such denominations ($[25] or integral multiples thereof) and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time. The Certificates[, which may be in temporary form,] will be made available for examination and packaging by the Representative(s) in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Depositor. The Depositor covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Depositor will cause the Prospectus as supplemented relating to the Certificates to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters when the Prospectus as so supplemented has been so filed, and prior to the termination of the offering of Certificates to which such Prospectus relates also will promptly advise the Underwriters (i) when any amendment to the Registration Statement specifically relating to the Certificates shall have become effective or any further supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Depositor of any written notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. During such time that the Prospectus is required by the 1933 Act to be delivered in connection with sale of the Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus (other than any amendment or supplement specifically relating to a series of trust certificates other than the Certificates) unless the Depositor has furnished the Underwriters with a copy for its review prior to filing. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Filing of Amendments. If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Depositor promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 3, an amendment or supplement to the Prospectus which will correct such statement or omission or an amendment which will effect such compliance.

(c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Depositor has delivered to each Underwriter, without charge, as many copies of the Prospectus (as amended or supplemented) as such Underwriter reasonably requested, and the Depositor hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Depositor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Depositor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Certificates as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative(s) may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the Certificates for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Use of Proceeds. The Depositor will use the net proceeds received by it from the sale of the Certificates in the manner specified in the Prospectus under “Use of Proceeds”.

(h) Listing. [The Depositor will use its best efforts to effect the listing of the Certificates on the ● Stock Exchange.]

(i) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Trust Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Certificates, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Depositor’s counsel, accountants and other advisors, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Trust Agreement and the Certificates, (ix) the costs and expenses of the Depositor relating to investor presentations undertaken in connection with the marketing of the Certificates, including without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with the presentations, travel and lodging expenses of the representatives and officers of the Depositor and any such consultants, and the cost of aircraft and other transportation chartered in connection therewith and (x) any fees payable in connection with the rating of the Certificates, and (xi) the fees and expenses incurred in connection with the [listing of the Certificates on the ● Stock Exchange].

(b) Termination of Agreement. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Depositor shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Depositor contained in Section 1 hereof or in certificates of any officer of the Depositor pursuant to the provisions hereof, to the performance by the Depositor of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus as supplemented shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for Depositor. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of Milbank, Tweed Hadley & McCloy LLP, counsel for the Depositor, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Trustee. [                ], counsel to the Trustee, shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated as of the Closing Date, in form and substance satisfactory to the Underwriters.

(d) Officers’ Certificate. The Depositor shall have furnished to the Underwriter a certificate of the Depositor, signed by the President, Senior Vice President or any Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and that:

(i) The representations and warranties of the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

(iii) Nothing has come to his attention that would lead him to believe that the Registration Statement, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Maintenance of Rating. The Depositor’s Certificates will have been rated at least “[        ]” by Moody’s Investors Service, Inc. (“Moody’s”) and “[        ]” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and together with Moody’s, the “Rating Agencies”).

(f) No Adverse Change. Subsequent to the date hereof, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor, which the Underwriters conclude in their reasonable judgment materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

(g) Approval of Listing. [At Closing Time, the Certificates shall have been approved for listing on the ● Stock Exchange, subject only to official notice of issuance.]

(h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Depositor at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. (1) The Depositor agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Depositor;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by HSBC Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through HSBC Securities expressly for use in the Registration Statement (or any amendment thereto), including the Prospectus (or any amendment or supplement thereto).

[(3) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Depositor or controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Depositor in the Registration Statement under Item 17.]

(b) Indemnification of Depositor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through HSBC Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by HSBC Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Depositor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)[(1)](ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other hand from the offering of the Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Certificates pursuant to this Agreement (before deducting expenses) received by the Depositor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Certificates as set forth on the cover of the Prospectus.

The relative fault of the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Certificates set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Depositor, and (ii) delivery of and payment for the Certificates.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative(s) may terminate this Agreement, by notice to the Depositor, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of the execution of this Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trustee, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Certificates or to enforce contracts for the sale of the Certificates, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States [or with respect to Clearstream or Euroclear systems in Europe—include for international transactions], or (v) the occurrence of any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere if the effect of any event specified in clause (iii) or (v) is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Certificates or enforce contracts for the sale of the Certificates; or (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Certificates which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Certificates to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Certificates to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative(s) or the Depositor shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby,

the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative(s) at HSBC Securities (USA) Inc., Debt Capital Markets, 452 Fifth Avenue, Tower 10, New York, NY 10018, attention of ●; and notices to the Depositor shall be directed to it at ●, attention of ●.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Depositor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Depositor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Depositor in accordance with its terms.

Very truly yours,

[2]

By
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

HSBC SECURITIES (USA), INC. [NAME(S) OF CO-REPRESENTATIVE(S)]

[By: HSBC SECURITIES (USA) INC.[9]

By
Authorized Signatory

For [itself] [themselves] and as Representative(s) of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Certificates
HSBC Securities (USA) Inc.
[Name(s) of Co-Representative(s)]

Total

Sch A-1

SCHEDULE B

1. The purchase price to be paid by the Underwriters for the Certificates shall be __% of the principal amount thereof.

2. The interest rate on the Certificates shall be     % per annum.

3. [Include the terms of any optional or mandatory redemption and other price-related terms.]

IMPORTANT NOTE: Unless otherwise instructed by HSBC Securities, the purchase price to be paid by the Underwriters should not include accrued interest. (To accomplish this result, the responsible attorney should confirm that interest on the debt securities does not begin to accrue until the date of issuance (i.e., the closing date).) By contrast, because debt securities may be resold by the Underwriters from time to time after the closing date, the price to public should include accrued interest from the closing date.

Sch B-1